UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2005

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

_________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, FelCor Lodging Trust Incorporated, or the Company, through FelCor Lodging Limited Partnership (“FLLP”) and certain of its subsidiaries, completed a $98,500,000 draw under that certain Term Credit Agreement, dated as of October 18, 2005, by and among Citicorp North America, Inc., as the initial lender, administrative agent and collateral agent (the “Lender”), FelCor TRS Borrower 1, L.P., as the initial borrower and certain other borrowers acceding thereto (the “Borrowers”), and FelCor TRS Guarantor, L.P. and FLLP, as guarantors (the “Credit Facility”). Together with an initial draw under the Credit Facility on October 18, 2005, the outstanding principal balance under the Credit Facility as of October 27, 2005 is $149,500,000.

The Credit Facility, which is a term credit facility for up to an aggregate amount of $175,000,000, was entered into in connection with the recapitalization of FelCor TRS Holdings, L.P. (“TRS Holdings”), a wholly-owned taxable REIT subsidiary of FLLP. The recapitalization consists of the contribution by FLLP or certain of its subsidiaries of certain hotel assets to TRS Holdings or its wholly-owned subsidiaries. Pursuant to the terms of the Credit Facility, the Lender may make up to 4 term advances through January 9, 2006 (the “Final Draw Date”). The Credit Facility is unsecured through the Final Draw Date; however, if any balance remains outstanding on the Final Draw Date, the Credit Facility will become secured by 18 hotel properties. Prior to the Final Draw Date, the borrowers and guarantors have agreed to a negative pledge of up to 36 hotel properties owned or to be owned directly or indirectly by TRS Holdings, with any sales proceeds related to such hotel properties to be used as payment toward the outstanding balance of the Credit Facility. The principal under each term advance of the Credit Facility shall bear interest, as determined by the administrative agent of the Credit Facility, at a variable rate based on a base rate or a eurodollar rate and may subsequently be converted by the Borrowers from a base rate into a eurodollar rate, or vice versa. The Borrowers may prepay the outstanding aggregate principal amount of any term advance in whole or ratably in part, together with accrued interest so long as each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $250,000 in excess thereof or, if less, the amount of the term advances outstanding. The proceeds from the Credit Facility have been and will be used to refinance or pay in full certain indebtedness of the Company relating to the hotel assets contributed to TRS Holdings and the related fees, costs and expenses.

Item 1.02 Termination of a Material Definitive Agreement.

On October 27, 2005, in conjunction with the second draw under the Credit Facility, the Company completed the defeasance of a loan held by LaSalle Bank National Association, as Trustee for Nomura Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D6 (“Lender”) in the original principal amount of $145,000,000 pursuant to that certain loan agreement dated October 10, 1997, by and among FelCor Lodging Company, L.L.C. (“FLC”), as successor-by-merger to Bristol Lodging Company, FelCor Lodging Holding Company, L.L.C., as successor-by-merger to Bristol Lodging Holding Company, as guarantor, and Nomura Asset Capital Corporation and Bankers Trust Company, as amended (the “Loan”). FLC elected the defeasance pursuant to the terms of the Loan. In compliance with the Loan and as a condition to Lender’s obligation to release the lien of mortgages on certain real property securing the Loan, FLC granted an interest in certain government securities purchased by FLC (the “Pledged Collateral”) to the Lender to secure the payment and performance of all amounts payable under the Loan. In addition, in connection with the release of the lien of mortgages on certain real property by the Lender, FLC transferred and assigned all its obligations under the promissory note related to the Loan, the defeasance documents and its right, title and interest in the Pledged Collateral to N 98 D6 Master Defeasance, LLC, a successor entity established pursuant to the terms of the Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of the Credit Facility, the Company, through FLLP and certain of its subsidiaries, has incurred direct financial obligations in the amount of $149,500,000. See Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: November 1, 2005	By:	/s/ Lawrence D. Robinson
	Name:	Lawrence D. Robinson
	Title:	Executive Vice President, General Counsel

and Secretary